                                                                    EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement on Amendment No. 4 to Form S-3 of Abaxis, Inc. of our report dated April 25, 2002 (May 8, 2002 as to the ninth paragraph of Note 7), appearing in the Annual Report on Form 10-K/A of Abaxis, Inc. for the year ended March 31, 2002 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




/s/  Deloitte & Touche LLP


San Jose, California
February 12, 2003